IDEX II INCOME PLUS PORTFOLIO
                     (FORMERLY IDEX II HIGH YIELD PORTFOLIO)

                   COMPUTATION OF AVERAGE ANNUAL TOTAL RETURN
            (assuming deduction of the maximum sales charge of 4.75%)


THE FORMULA USED TO CALCULATE TOTAL RETURN IS:

                             T = ((ERV / P) 1/N) - 1

WHERE:  T        =        Average Annual Total Return

        ERV      =        Ending redeemable value of the initial investment for
                          the periods shown

        P        =        $1,000 initial investment

        N        =        Number of years

FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1992:

        T        =        11.7%

        ERV      =        $1,117

        P        =        $1,000

        N        =        1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1992:

        T        =        11.7%

        ERV      =        $1,742

        P        =        $1,000

        N        =        5

FOR THE PERIOD FROM JUNE 14, 1985 THROUGH SEPTEMBER 30, 1992:

         T        =        11.4%

         ERV      =        $2,190

         P        =        $1,000

         N        =        7.29

                          IDEX II INCOME PLUS PORTFOLIO
                     (FORMERLY IDEX II HIGH YIELD PORTFOLIO)

                       COMPUTATION OF AVERAGE ANNUAL TOTAL
       RETURN (assuming no deduction of the maximum sales charge of 4.75%)

THE FORMULA USED TO CALCULATE TOTAL RETURN IS:

                             T = ((ERV / P) 1/N) - 1

WHERE:  T        =        Average Annual Total Return

        ERV      =        Ending redeemable value of the initial investment for
                          the periods shown

        P        =        $1,000 initial investment

        N        =        Number of years

FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1992:

        T        =        17.3%

        ERV      =        $1,173

        P        =        $1,000

        N        =        1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1992:

        T        =        12.8.%

        ERV      =        $1,829

        P        =        $1,000

        N        =        5

FOR THE PERIOD FROM JUNE 14, 1985 THROUGH SEPTEMBER 30, 1992:

        T        =        12.1%

        ERV      =        $2,294

        P        =        $1,000

        N        =        7.29

                          IDEX II INCOME PLUS PORTFOLIO
                     (FORMERLY IDEX II HIGH YIELD PORTFOLIO)

                     COMPUTATION OF CUMULATIVE TOTAL RETURN
          (assuming no deduction of the maximum sales charge of 4.75%)

THE FORMULA USED TO CALCULATE TOTAL RETURN IS:

                             T = ((ERV / P) 1/N) - 1

WHERE:  T        =        Cumulative Total Return

        ERV      =        Ending redeemable value of the initial investment for
                          the periods shown

        P        =        $1,000 initial investment

        N        =        Number of years (assumed to be one year)

FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1992:

        T        =        17.3%

        ERV      =        $1,173

        P        =        $1,000

        N        =        1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1992:

        T        =        82.9%

        ERV      =        $1,829

        P        =        $1,000.00

        N        =        1

FOR THE PERIOD FROM INCEPTION (JUNE 14, 1985) THROUGH SEPTEMBER 30, 1992:

        T        =        129.4%

        ERV      =        $2,294

        P        =        $1,000.00

        N        =        1

                          IDEX II INCOME PLUS PORTFOLIO
                     (FORMERLY IDEX II HIGH YIELD PORTFOLIO)

                              COMPUTATION OF YIELD

       Yield computation for the 30-day period ending SEPTEMBER 30, 1992.


YIELD = 2    { ( (a - b) / (c * d)  +  1) 6  -  1}

YIELD = 2    { ( (430,705  -  52,331) / (5,171,839  x  11.08)  +  1) 6  -  1}

YIELD = 2    {1.04027  -  1)

YIELD =      .08055

YIELD =      8.06%























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